As filed with the Securities and Exchange Commission on March 29, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwest Gas Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	81-3881866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roy R. Centrella

Senior Vice President, Chief Financial Officer

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon C. Parris, Esq. Alfredo B. D. Silva, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7500	Randall J. Towers, Esq. Robert C. Kim, Esq. Ballard Spahr LLP 1735 Market Street Philadelphia, Pennsylvania 19103 (215) 665-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price (1)	Amount of registration fee (2)
Common Stock ($1.00 par value)	$150,000,000	$9,912.09

(1)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of the securities registered hereunder will not exceed $150,000,000.
(2)	In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the total amount of the registration fee payable, $17,385, is offset by $7,472.91, the amount of a previous registration fee paid for securities that were registered but not sold pursuant to the Registration Statement of Southwest Gas Corporation (the registrant’s predecessor corporation) on Form S-3 (File. No. 333-202633) filed with the Securities and Exchange Commission on March 10, 2015.

PROSPECTUS

Up to $150,000,000

Common Stock

We have entered into a sales agency agreement with BNY Mellon Capital Markets, LLC, or BNYMCM, relating to shares of our common stock, par value $1.00 per share, offered by this prospectus. In accordance with the terms of the sales agency agreement, we may offer and sell up to $150,000,000 of shares of our common stock from time to time through BNYMCM as our agent for the offer and sale of the shares. Sales of the shares will be made at market prices prevailing at the time of sale.

Our common stock is listed on the New York Stock Exchange under the symbol “SWX”. On March 28, 2017, the last reported sales price of our common stock on the New York Stock Exchange was $84.00 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. BNYMCM will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between BNYMCM and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Please see “Plan of Distribution” beginning on page 8.

BNYMCM will receive from us a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. In connection with the sale of our common stock on our behalf, BNYMCM will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of BNYMCM will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus and Item 1A “Risk Factors” beginning on page 8 of Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BNY MELLON CAPITAL MARKETS, LLC

The date of this prospectus is March 29, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not, and BNYMCM has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

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ABOUT THIS PROSPECTUS

Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information”. You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus and the documents incorporated by reference in this prospectus before you make an investment decision.

We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

The common stock is being offered only for sale in jurisdictions where it is lawful to make such offer. The distribution of this prospectus and the offering of the common stock in other jurisdictions may also be restricted by law. Persons who receive this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution” beginning on page 8 of this prospectus.

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries.

SOUTHWEST GAS HOLDINGS, INC.

In 2015, the Board of Directors of Southwest Gas Corporation (“Predecessor”) authorized management to evaluate and pursue a holding company reorganization to provide further separation between regulated and unregulated businesses, and to provide additional financing flexibility. As part of the holding company reorganization, Centuri Construction Group, Inc. (“Centuri”) and Predecessor would each be subsidiaries of the new publicly traded parent holding company, Southwest Gas Holdings, Inc.; whereas, historically, Centuri had been a direct subsidiary of Predecessor. All of Predecessor’s outstanding debt securities (not associated with Centuri) at the time of the reorganization would remain at Predecessor. Regulatory applications for preapproval of the reorganization were filed with the Arizona Corporation Commission (“ACC”), the California Public Utilities Commission (“CPUC”), and the Public Utilities Commission of Nevada (“PUCN”) in October 2015. Approvals were received from the CPUC, the PUCN, and the ACC in January, March, and May, respectively, of 2016. The reorganization, which was approved by the Board of Directors of Predecessor and Southwest Gas Holdings in December 2016, became effective in January 2017. Each outstanding share of Predecessor’s common stock automatically converted into a share of common stock in Southwest Gas Holdings, on a one-for-one basis, and the ticker symbol of the stock, “SWX,” remains unchanged.

Predecessor was incorporated in March 1931 and Southwest Gas Holdings was incorporated in September 2016, each under the laws of the State of California. Southwest Gas Holdings is composed of two business segments: natural gas operations (“Southwest” or the “natural gas operations” segment) and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri (the “construction services” segment), a 96.6% owned subsidiary of Southwest Gas Holdings, is a comprehensive construction services enterprise dedicated to meeting the growing demands of North American utilities, energy and industrial markets. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions primarily for energy services utilities. Centuri operations are generally conducted under the business names of NPL Construction Co., NPL Canada Ltd., W.S. Nicholls Construction, Inc. and related companies, and Brigadier Pipelines Inc. In May 2016, Centuri completed the acquisition of two privately held, affiliated construction businesses: Enterprise Trenchless Technologies, Inc. and ETTI Holdings.

Southwest is subject to regulation by the ACC, the PUCN, and the CPUC. These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission (“FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

The Company’s administrative offices are located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150-0002, telephone number (702) 876-7237.

THE OFFERING

Common stock to be offered by us	Up to 2,500,000 shares of our common stock, having an aggregate offering price of up to $150,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, BNYMCM. See “Plan of Distribution” on page 8.

Use of proceeds	We currently expect to use the net proceeds primarily for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves. See “Use of Proceeds” on page 8.

New York Stock Exchange symbol	“SWX”

Risk factors	Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors set forth below, as well as the additional risk factors described in “Item 1A—Risk Factors” in Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus, as well as those risks discussed from time to time in our subsequently filed reports, before deciding to invest in the common stock. You should also consider the other information contained or incorporated by reference in this prospectus before deciding to invest in our common stock.

We may use the net proceeds of this offering in ways that have a negative impact on our stock price.

We intend to use the net proceeds of this offering for general corporate purposes, which may include the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by you, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering paid by you.

Our common stock price may be volatile or may decline.

The market price for our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas and construction services markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our common stock;

•	a real or perceived economic downturn; and

•	other factors described under “Cautionary Statement Regarding Forward-Looking Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, replacement market and new construction market, bonus depreciation tax deductions and future changes not yet enacted, amount and timing for completion of estimated future construction expenditures, including the LNG facility in southern Arizona and the cost of the Paiute 2018 expansion, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in 2017 or future period revenues from regulatory rate proceedings, approval of the Arizona general rate case settlement and effective date of new general rates, PTY rate adjustments and the extension request including period for the next California general rate case, ARA rates and other surcharges, Nevada Conservation and Energy Efficiency programs, PGA, and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, ability to raise funds and receive external financing capacity, future dividend increases, earnings trends, future Centuri operating revenues, operating income, amortization and interest expense, pension and post-retirement benefits, certain benefits of tax acts, the effect of any rate changes or regulatory proceedings, effective dates of pipeline regulations, infrastructure replacement mechanisms and COYL programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, the expectation that goodwill assigned to ETTI will be deductible for tax purposes, and the timing and results of future rate hearings and approvals are forward-looking statements.

A number of important factors affecting the business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, our continued ability to meet consignment and purchase requirements under Cap and Trade regulations, results of Centuri bid work, Centuri construction expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, and ability to successfully procure new work, acquisitions and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, management can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue in future periods. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation by Reference” under “Where You Can Find More Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus prior to investing in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC an automatic registration statement on Form S-3 relating to the common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the Shares is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 27, 2017) that were incorporated by reference into Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Current Reports on Form 8-K filed on January 3, 2017, February 15, 2017, February 24, 2017 and March 9, 2017; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the shares.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

USE OF PROCEEDS

We expect to use net proceeds from the sale of shares of common stock under the sales agency agreement for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves.

PLAN OF DISTRIBUTION

We have entered into a sales agency agreement, dated as of March 29, 2017, with BNY Mellon Capital Markets, LLC, or BNYMCM, under which we may issue and sell up to the lesser of 2,500,000 shares of our common stock or shares of our common stock with an aggregate sales price of $150,000,000 from time to time through BNYMCM, as our agent for the offer and sale of the shares. The sales, if any, of the shares of common stock under the sales agency agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act.

From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BNYMCM specifying the length of the selling period (not to exceed 20 trading days), the amount of common stock to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BNYMCM has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or BNYMCM may suspend the offering of shares of common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement between us and BNYMCM for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed to between us and BNYMCM in connection with a particular transaction. The obligation of BNYMCM under the sales agency agreement to settle such purchases with us pursuant to any issuance notice is subject to a number of conditions, which BNYMCM reserves the right to waive in its sole discretion.

We will pay BNYMCM a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. We have also agreed to reimburse BNYMCM for its reasonable documented out-of-pocket expenses, including fees and expenses of counsel, in connection with the sales agency agreement.

We will deliver to the New York Stock Exchange copies of this prospectus and the accompanying prospectus pursuant to the rules of the exchange. We will report at least quarterly the number of shares of common stock sold through BNYMCM, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to BNYMCM in connection with such sales of common stock.

BNYMCM and its affiliates have performed certain investment banking and advisory and general financing, trustee and banking services for us from time to time for which they have received customary fees and expenses. BNYMCM and its affiliates may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of our business.

In connection with the sale of the common stock hereunder, BNYMCM, will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to BNYMCM will be deemed to be underwriting commissions or discounts. We have agreed to indemnify BNYMCM against certain civil liabilities, including liabilities under the Securities Act of 1933.

The offering of common stock pursuant to the sales agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the sales agency agreement and (2) termination of the sales agency agreement by either BNYMCM or us. The sales agency agreement may be terminated by BNYMCM or us at any time upon 10 days’ notice, and upon 1 day’s notice by BNYMCM in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on the New York Stock Exchange or the occurrence of a material adverse change in the Company.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any issuance notice to BNYMCM and ending on the first trading day following the settlement date for the applicable issuance notice, without the prior written consent of BNYMCM. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	shares we offer or sell pursuant to the sales agency agreement;

•	shares we issue in connection with acquisitions;

•	shares we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights; or

•	shares and options to purchase shares we issue, in either case, pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan.

Furthermore, one of BNYMCM’s affiliates is, and, in the future, one or more affiliates of BNYMCM may be, lenders or agents under our credit facilities, term loan facilities or other borrowing facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under those facilities, those lenders may receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds.”

DESCRIPTION OF COMMON STOCK

The following description of Southwest Gas Holdings’ common stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The authorized capital stock of Southwest Gas Holdings consists of (1) 60,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of March 28, 2017, there were issued and outstanding 47,548,985 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to cumulative voting rights with respect to the election of directors and any class or series voting rights of holders of preferred stock.

In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Wells Fargo Shareowner Services is the registrar and transfer agent for our common stock.

ANTI-TAKEOVER MATTERS

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

(a)	provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

(b)	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

(c)	authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

(d)	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

(e)	provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for BNYMCM by Ballard Spahr LLP.

Up to $150,000,000

Common Stock

PROSPECTUS

BNY MELLON CAPITAL MARKETS, LLC

The date of this prospectus is March 29, 2017.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Southwest Gas Holdings, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$9,912
Legal fees and expenses	200,000
Blue Sky fees and expenses	25,000
Accounting fees and expenses	70,000
Printing fees	40,000
Miscellaneous	5,088

Total	$350,000

Item 15.	Indemnification of Directors and Officers

The Company’s Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the “Law”) (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company or by the Company for breach of a director’s duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided (a) for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

The Bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company’s Articles of Incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Sales Agency Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed January 3, 2017)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed January 3, 2017)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 29, 2017.

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ John P. Hester
Name:	John P. Hester
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Hester John P. Hester	Director, President and Chief Executive Officer (Principal Executive Officer)	March 29, 2017

/s/ Roy R. Centrella Roy R. Centrella	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	March 29, 2017

/s/ Gregory J. Peterson Gregory J. Peterson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 29, 2017

/s/ Robert L. Boughner* Robert L. Boughner	Director	March 29, 2017

/s/ José A. Cárdenas* José A. Cárdenas	Director	March 29, 2017

/s/ Thomas E. Chestnut* Thomas E. Chestnut	Director	March 29, 2017

/s/ Stephen C. Comer* Stephen C. Comer	Director	March 29, 2017

/s/ LeRoy C. Hanneman, Jr.* LeRoy C. Hanneman, Jr.	Director	March 29, 2017

/s/ Anne L. Mariucci* Anne L. Mariucci	Director	March 29, 2017

/s/ Michael J. Melarkey* Michael J. Melarkey	Chairman of the Board of Directors	March 29, 2017

Signature	Title	Date

/s/ A. Randall Thoman* A. Randall Thoman	Director	March 29, 2017

/s/ Thomas A. Thomas* Thomas A. Thomas	Director	March 29, 2017

/s/ Terrence L. Wright* Terrence L. Wright	Director	March 29, 2017

*By:	/s/ Roy R. Centrella
Roy R. Centrella Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agency Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed January 3, 2017)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed January 3, 2017)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney